                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TBC Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (TBC CORPORATION LOGO)

                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

          NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                 APRIL 25, 2001

To the Stockholders of TBC Corporation:

     The Annual Meeting of Stockholders of TBC Corporation will be held at the headquarters of our subsidiary, Tire Kingdom, Inc., 2001 N. Congress Avenue, Riviera Beach, Florida, on Wednesday, April 25, 2001, at 9:30 a.m., local time, for the purpose of considering and voting upon:

          (1) Election of three directors to serve for a term of three years.

          (2) Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 5, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices at the address set forth above. The list will also be available at the Annual Meeting.

     It is important that your shares be represented at the meeting. For that reason we ask that you please mark, date, sign and return the enclosed proxy in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors

Memphis, Tennessee
March 30, 2001

                             (TBC CORPORATION LOGO)

                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of TBC Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 25, 2001, and any adjournment thereof. The close of business on March 5, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share entitles the holder thereof to one vote. The Company has one class of shares outstanding, namely Common Stock, of which there were 20,984,265 shares outstanding at the close of business on March 5, 2001.

     All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A stockholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration. Both abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Under Delaware law, however, abstentions have the effect of a negative vote, but broker non-votes have no impact on the outcome of a vote. With regard to the election of directors, votes may be cast in favor of a nominee or authority to vote may be withheld with respect to any nominee. Votes that are withheld with respect to any nominee have the effect of a negative vote.

     The costs of preparing, assembling and mailing this Proxy Statement and the accompanying proxy are to be borne by the Company. The Company will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, officers and regular employees of the Company may solicit proxies personally from some stockholders if proxies are not received promptly.

     This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 30, 2001.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company is currently fixed at nine. The Board of Directors is divided into three classes, with one class of directors being elected at each Annual Meeting of Stockholders for a term of three years. At the 2001 Annual Meeting, stockholders will elect three directors who will hold office until the 2004 Annual Meeting and until their successors are elected and qualified.

     The nominees of the Board of Directors are Charles A. Ledsinger, Jr., William J. McCarthy, and Raymond E. Schultz, each of whom is presently a director and is nominated to succeed himself. Unless directed otherwise, the proxy agents named in the accompanying proxy will vote each proxy for the election of Messrs. Ledsinger, McCarthy, and Schultz. Should any nominee be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

     The Company's By-Laws require that a stockholder give advance written notice, within the timeframes set forth in the By-Laws, of the stockholder's intention to nominate an individual to serve as a director. Since the Company did not receive such a notice from any stockholder, no individual who is not a nominee of the Board of Directors or designated by the Board may be nominated for election as a director at this Annual Meeting. See "Stockholder Nominations and Other Matters."

     Set forth below is certain information concerning each nominee for director and each director whose term of office continues after the 2001 Annual Meeting.

NOMINEES TO BE ELECTED FOR A TERM EXPIRING IN 2004:

     CHARLES A. LEDSINGER, JR., 51, has been a director of the Company since 1996. Mr. Ledsinger has been the President and Chief Executive Officer of Choice Hotels International, Inc. since August 1998. From April 1998 to August 1998, Mr. Ledsinger served as President and Chief Operating Officer of St. Joe Corporation. From May 1997 until March 1998, he was the Senior Vice President and Chief Financial Officer at St. Joe Corporation. From June 1995 until April 1997, Mr. Ledsinger was the Senior Vice President and Chief Financial Officer of Harrah's Entertainment, Inc. Prior to 1995, he was the Senior Vice President and Chief Financial Officer of the Promus Companies Incorporated. Mr. Ledsinger is also a director of Choice Hotels International, Inc., FelCor Lodging Trust Incorporated, and Friendly Ice Cream Corporation.

     WILLIAM J. McCARTHY, 64, has been a director of the Company since January 2000. From 1997 until 1999, Mr. McCarthy was Director of Mall Store Marketing for Sears, Roebuck & Co. Mr. McCarthy was an Executive Vice President of the advertising firm of Ogilvy & Mather from 1992 to 1997. Prior to 1992, Mr. McCarthy was President of Marketing and Store Operations for Montgomery Ward & Company.

     RAYMOND E. SCHULTZ, 67, has been a director of the Company since 1998. From 1997 until his retirement in 1998, Mr. Schultz was the Chairman and Chief Executive Officer of Promus Hotel Corporation. From April 1995 until December 1997, Mr. Schultz served as President and Chief Executive Officer of Promus. From 1993 to April 1995, he served as President and Chief Executive Officer of the Hotel Division of the Promus Companies Incorporated, and was the President and Chief Executive Officer of its Hampton Inn/ Homewood Suites Hotel Division from 1991 to 1993. Mr. Schultz is also a director of Choice Hotels International, Inc. and Equity Inns, Inc.

DIRECTORS CONTINUING OFFICE UNTIL 2003:

     MARVIN E. BRUCE, 72, has been a director of the Company since 1972 and has served as Chairman of the Board of Directors since 1991. Mr. Bruce was the Company's President from 1972 until 1991 and its Chief Executive Officer from 1973 until his retirement in 1994.

     LAWRENCE C. DAY, 51, has been a director of the Company since 1998. Mr. Day has served as President of the Company since October 1998 and as Chief Executive Officer since October 1999. Mr. Day served as Chief Operating Officer from April 1998, when he joined the Company, until October 1998. Mr. Day was an Executive Vice President of the Company prior to his election as President. From 1995 to 1998, Mr. Day was President and Chief Executive Officer of Monro Muffler Brake, Inc. Prior to joining Monro in 1993, Mr. Day was Vice President of Montgomery Ward's Auto Express Division. His experience in the tire industry includes 13 years in a series of managerial positions with the Firestone Tire & Rubber Company. Mr. Day is also a director of Lund International Holdings, Inc.

     ROBERT H. DUNLAP, 71, has been a director of the Company since 1970. Mr. Dunlap has been the Chairman of the Board of Dunlap & Kyle Co., Inc., a wholesale distributor of tires and automotive accessories, since 1993. From 1960 until his election as Chairman of the Board, Mr. Dunlap served as President of Dunlap & Kyle.

DIRECTORS CONTINUING IN OFFICE UNTIL 2002:

     RICHARD A. McSTAY, 64, has been a director of the Company since 1983. Mr. McStay served as the President of Southern Capital Advisors, Inc., a division of Morgan Asset Management and a registered investment advisor, from 1986 until his retirement in 1998. Mr. McStay was also a Managing Director of Morgan Asset Management's parent company, Morgan Keegan & Company, Inc., a brokerage and investment banking firm.

     DONALD RATAJCZAK, Ph.D., 58, has been a director of the Company since January 2000. Dr. Ratajczak has served as Chairman and Chief Executive Officer of Brainworks Ventures, a company which provides investment and advisory services for startup technology companies, since May 2000. From 1973 until his retirement in June 2000, Dr. Ratajczak was a professor and the Director of the Economic Forecasting Center at Georgia State University. He is also a director of Ruby Tuesday, Inc. and Morgan Keegan, Inc. and Chairman of the Board of Trustees of CIM High Yield Securities.

     ROBERT R. SCHOEBERL, 65, has been a director of the Company since 1995. Prior to his retirement in 1994, Mr. Schoeberl was an executive with Montgomery Ward & Company. During his 39 years at Montgomery Ward, Mr. Schoeberl held a number of positions, his last being Executive Vice President for Home and Auto. Mr. Schoeberl is also a director of Lund International Holdings, Inc. and Midas, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established standing audit, compensation, and nominating committees.

     The Audit Committee is comprised of five directors, each of whom is independent, as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. The duties of the Committee (of which Messrs. Ledsinger, McCarthy, McStay, Ratajczak, and Schultz are members) are set forth in a written Charter approved by the Board of Directors. See "Report of the Audit Committee" and the Charter of the Audit Committee included as Appendix A to this Proxy Statement.

     The Compensation Committee (of which Messrs. Bruce, Dunlap, McStay, and Schoeberl are members) fixes the compensation of officers of the Company elected by the Board, establishes policies and guidelines in regard to employee compensation in general, and administers the Company's compensation, stock option, and supplemental retirement plans.

     The Nominating Committee (of which Messrs. Bruce, McStay, and Schoeberl are members) recommends nominees for election as directors of the Company, identifies and recommends qualified candidates to fill vacancies on the Board, and recommends directors for appointment to the various committees of the Board. Stockholders wishing to recommend individuals for consideration by the Committee may do so by contacting the Secretary of the Company at its principal executive offices.

     In 2000, there were six meetings of the Board of Directors, the Compensation Committee held four meetings, the Audit Committee held two meetings, and the Nominating Committee held no meetings. Each director attended at least 75% of the meetings of the Board and of the committees on which he served.

     Non-employee members of the Board of Directors receive $15,000 per year, payable quarterly, for services as directors, plus $750 ($375 in the case of telephonic meetings lasting one hour or less) for attendance at each meeting of the Board or a committee of the Board of which they are members. A director may elect to defer receipt of all or a portion of fees payable for service on the Board and any committees of the Board. Interest is accrued on deferred amounts, and payment of deferred amounts commences after the director ceases to be a director.

     In addition to the fees described above, pursuant to the 1989 Stock Incentive Plan (the "1989 Plan"), each non-employee director is automatically granted, on the date of each Annual Meeting of Stockholders, restricted stock having a market value of $5,000 on the date of grant. The non-employee director may vote the stock and receive dividends, if declared and paid, but may not dispose of the stock until the expiration of a defined restriction period or the earlier lapse of restrictions. Each share of restricted stock is accompanied by four nonqualified stock options, which expire as the associated restricted stock vests. Each option entitles the director to purchase a share of the Company's Common Stock at a price equal to its fair market value on the date of grant. The options are not exercisable until one year after the date of grant and unless the market price of the Company's Common Stock has appreciated by a minimum amount calculated in accordance with a formula set forth in the 1989 Plan. If the options are exercised, the associated shares of restricted stock are forfeited. The restricted shares are also forfeited to the Company if the non-employee director ceases to be a director of the Company prior to the end of the restriction period for reasons other than death, retirement, disability, failure to be re-elected, or a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The four current Compensation Committee members, Messrs. Bruce, Dunlap, McStay, and Schoeberl, served as members throughout 2000.

     Mr. Bruce was the Company's Chief Executive Officer until his 1994 retirement. As the Company's Chairman of the Board, Mr. Bruce continues to participate in the Company's health insurance plan and is provided coverage under the plan for himself and his wife at the same cost as if he were still an employee of the Company.

     Mr. Dunlap is the Chairman of the Board and sole owner of Dunlap & Kyle Co., Inc., one of the Company's distributors, and owns a controlling interest in another of the Company's distributors, Hesselbein Tire Co., Inc. In 2000, purchases by Dunlap & Kyle Co., Inc. and Hesselbein Tire Co., Inc. from the Company amounted to $50,587,000 in the aggregate.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer for 2000, 1999, and 1998.

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                          ANNUAL COMPENSATION                           AWARDS
                             ---------------------------------------------   -----------------------------
                                                               OTHER         RESTRICTED      SECURITIES
                                                               ANNUAL          STOCK         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(A)   COMPENSATION(B)    AWARDS(C)    OPTIONS/SARS(D)    COMPENSATION(E)
---------------------------  ----   --------   --------   ----------------   ----------   ----------------   ----------------
Lawrence C. Day............  2000   $400,000   $ 23,760            --               --         81,726            $ 10,200(g)
  President and Chief        1999    310,000    170,872       $ 4,824         $115,000         48,696               9,600(g)
  Executive Officer(f)       1998    198,756     26,514        24,879(h)       128,125         95,000                  --

Ronald E. McCollough.......  2000   $205,450   $  9,759            --               --         35,246            $  6,800
  Executive Vice             1999    199,050     94,867            --               --         30,002               6,400
  President, Chief           1998    190,478     25,410            --               --         21,596               4,000
  Financial Officer, and
  Treasurer

Kenneth P. Dick............  2000   $194,385         --            --               --         32,769            $  6,800
  Executive Vice             1999    166,718   $108,067            --               --         25,129               6,400
  President Sales            1998    159,539     12,500            --               --         18,088               4,000

Barry D. Robbins...........  2000   $175,719   $  8,347            --               --         36,547            $111,646(j)
  Executive Vice             1999    197,505     94,131            --               --         29,769               6,400
  President and              1998    188,100     25,093       $15,314               --         21,327               4,000
  Chief Marketing
    Officer(i)

Larry D. Coley.............  2000   $127,155   $ 20,658            --               --         12,124            $  6,800
  Vice President             1999    118,125     52,790            --               --          9,333               5,169
  and Corporate              1998    110,914     11,103            --         $ 74,063          6,522               3,351
  Controller

---------------

(a) Represents cash bonuses earned pursuant to the Company's Management Incentive Compensation Plan or paid at the discretion of the Compensation Committee of the Board of Directors.

(b) Represents amounts paid to reimburse the named executive officer for relocation expenses incurred by him in connection with his employment with the Company and for the taxes payable with respect to such expense reimbursement.

(c) Represents dollar value of restricted shares granted to the named executive. Amounts shown are market values on the date of grant (without reduction to take into account restrictions on the shares). In the case of the 1999 award to Mr. Day, one-half of the restricted shares vests each year, beginning on the first anniversary of the date of grant. Individuals holding restricted shares receive dividends on them, if declared and paid, to the same extent as other stockholders. At December 31, 2000, Mr. Day held 24,166 restricted shares having a market value of $110,257 and Mr. Coley held 2,500 restricted shares having a market value of $11,406. The restricted shares described in this footnote are the only restricted shares held by any executive officer named in the table.

(d) Represents number of shares subject to options granted under the Company's 1989 Stock Incentive Plan. No stock appreciation rights ("SARs") were granted in 2000, 1999, or 1998.

(e) Unless other indicated, represents the Company's matching contribution for each of the named executive officers under the Company's 401(k) Savings Plan.

(f) Mr. Day commenced employment with the Company in April 1998 and became Chief Executive Officer in October 1999.

(g) Includes $3,400 and $3,200 representing Mr. Day's allocable share for 2000 and 1999, respectively, of the Company's discretionary contribution to the Company's 401(k) Savings Plan for the benefit of eligible employees hired after January 1, 1997. See "Retirement Benefits; Certain Retirement Matters."

(h) The Company also incurred approximately $46,000 in expenses paid to third party service companies for temporary living quarters, moving and storage, fees and loss reimbursement on the sale of Mr. Day's prior residence, and other miscellaneous items relating to Mr Day's relocation.

(i) Mr. Robbins resigned as an employee and officer of the Company, effective October 31, 2000.

(j) Includes lump sum payment of $110,799 and $847 in health insurance premiums paid by the Company in connection with Mr. Robbins' termination of employment. See "Employment Contracts."

EMPLOYMENT CONTRACTS

     The Company currently has employment agreements with Messrs. Day and Dick. Each agreement has a fixed term; however, it automatically renews for additional three year periods unless notice of nonextension is given by either party at least 120 days prior to the agreement's then current expiration date. If not automatically extended, the agreement with Mr. Day will expire on September 30, 2002, and the agreement with Mr. Dick will expire October 31, 2003.

     Pursuant to their employment agreements, Messrs. Day and Dick currently receive annual base salaries of $440,000 and $205,021, respectively, which are subject to such increases as may be authorized by the Board of Directors. Each may also elect to defer payment of all or any part of his compensation.

     In the event the employee dies or becomes disabled, payment of his annual base salary will continue for a twelve-month period, in the case of Mr. Day, and for a six-month period in the case of Mr. Dick. In the event that employment is terminated by the Company or the employee within certain specified periods after a change in control of the Company, including as a result of death or disability, the employment agreements of Messrs. Day and Dick provide that the terminated executive will continue to receive his monthly salary, plus a monthly payment equal to one-twelfth of the average annual amount of any incentive awards made to him during preceding specified fiscal years of the Company, for the longer of (a) the remaining term of the agreement or (b) a three-year period in the case of Mr. Day, or a one-year period in the case of Mr. Dick.

     Under the agreements, a "change in control" means any change that would be required to be disclosed under federal proxy rules and includes an acquisition of 30% or more of the Company's Common Stock, a change in the composition of a majority of the Board of Directors, a merger or consolidation in which the Company is not the surviving entity, and a sale of substantially all of the Company's assets.

     Under both of the employment agreements, the Company is entitled to terminate the executive's employment without cause. In that event, the Company is obligated to continue to pay Mr. Day his monthly salary, plus a monthly payment equal to one-twelfth of the average annual amount of any incentive awards made to him during the preceding two fiscal years of the Company, for the longer of the remaining term of the agreement or eighteen months. If the Company terminates Mr. Dick's employment without cause, the Company is obligated to continue to pay Mr. Dick his monthly salary for twelve months.

     The employment agreement of Mr. Day provides that he is entitled to participate in the Company's Executive Retirement Plan. See "Retirement Benefits; Certain Retirement Matters."

     Mr. Robbins' employment agreement with the Company expired on October 31, 2000, and he resigned from the Company effective on that date. Pursuant to an agreement with the Company relating to his termination of employment, Mr. Robbins received a lump sum payment of $110,799 and is entitled to continue family health insurance coverage under the Company's plan for up to twelve months at the Company's expense. In addition, Mr. Robbins received a pro rata portion of the incentive compensation payment he would have earned had he remained an employee through the end of 2000, and the vesting and exercise periods of certain stock options previously granted to Mr. Robbins were extended until December 31, 2002.

     Mr. McCollough retired on March 1, 2001 following 27 years of service to the Company. Mr. McCollough's last employment agreement with the Company expired on October 31, 2000. See "Retirement Benefits; Certain Retirement Matters" for information with respect to Mr. McCollough's agreement with the Company relating to his retirement.

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning options to purchase shares of the Company's Common Stock which were granted during the year ended December 31, 2000 to each of the Company's executive officers named in the table. No stock appreciation rights ("SARs") were granted in 2000.

     The table shows, among other things, hypothetical potential gains from stock options granted in 2000. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of the Company's Common Stock over the ten year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. For example, in the case of the stock options granted on January 5, 2000, if the Company's Common Stock achieves a 5% annual growth rate, its price would increase by 63% from $5.75 (the closing price of the Company's Common Stock on the date when the options were granted) to $9.37 at the end of the ten year option term. If the Company's Common Stock achieves a 10% annual growth rate, its price would increase by 159% from $5.75 to $14.91 during the same period.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE
                                                                                          APPRECIATION FOR
                              INDIVIDUAL GRANTS(A)                                          OPTION TERM
---------------------------------------------------------------------------------    --------------------------
                                NO. OF       % OF TOTAL
                              SECURITIES    OPTIONS/SARS
                              UNDERLYING     GRANTED TO    EXERCISE
                             OPTIONS/SARS   EMPLOYEES IN   PRICE PER   EXPIRATION
NAME                           GRANTED          2000         SHARE        DATE           5%             10%
----                         ------------   ------------   ---------   ----------    -----------    -----------
Lawrence C. Day............     81,726           13%         $5.75       1/4/10       $295,848       $748,610
Ronald E. McCollough.......     35,246            6           5.75       1/4/10        127,591        322,853
Kenneth P. Dick............     32,769            5           5.75       1/4/10        118,624        300,164
Barry D. Robbins...........     36,547(b)         6           5.75       1/4/10(b)     132,300(b)     333,771(b)
Larry D. Coley.............     12,124            2           5.75       1/4/10         43,889        111,056

---------------

(a) In general, options are not exercisable for the first twelve months following the date of grant. Options vest in equal annual installments over the next three years, becoming exercisable for one-third of the underlying Common Stock on the first anniversary of the date of grant and for an additional one-third of the underlying Common Stock on each of the second and third anniversaries of the date of grant.

(b) As a result of Mr. Robbins' termination of employment, this option will now expire on December 31, 2002 and will be exercisable for a maximum of 24,364 shares. The potential realizable value of Mr. Robbins' option under these circumstances is $14,375 (assuming a 5% annual rate of stock price appreciation through December 31, 2002) and $29,480 (assuming a 10% annual rate of stock price appreciation through such date).

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     During the year ended December 31, 2000, none of the executive officers named in the Summary Compensation Table exercised any stock options or stock appreciation rights.

     The following table sets forth, for each of the named executive officers, aggregated information concerning the number and value of outstanding stock options at December 31, 2000. No stock appreciation rights were outstanding at December 31, 2000.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS                IN-THE-MONEY OPTIONS
                                                      AT DECEMBER 31, 2000         AT DECEMBER 31, 2000(A)
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
Lawrence C. Day..................................    76,667         148,755          -0-            -0-
Ronald E. McCollough.............................    58,926          79,678          -0-            -0-
Kenneth P. Dick..................................    36,490          66,653          -0-            -0-
Barry D. Robbins.................................    39,267          71,205          -0-            -0-
Larry D. Coley...................................    24,666          20,520          -0-            -0-

---------------

(a) Represents the market value of the stock options on December 31, 2000, less the aggregate exercise price.

RETIREMENT BENEFITS; CERTAIN RETIREMENT MATTERS

     The Company has a noncontributory, tax-qualified, defined benefit retirement plan (the "Retirement Plan") for eligible employees hired prior to January 1, 1997. For eligible employees hired after January 1, 1997, the Company periodically elects to make a discretionary contribution to its 401(k) Savings Plan (the "401(k) Plan") in addition to its matching contribution under that Plan. The Company also maintains two unfunded supplemental retirement plans (the "Supplemental Plans"), in which employees designated by the Compensation Committee of the Board of Directors may participate. One of the Supplemental Plans is designed to provide additional retirement benefits to designated employees who also participate in the Retirement Plan. The other Supplemental Plan is designed to provide additional retirement benefits to designated employees who are not eligible to participate in the Retirement Plan, but who are eligible to participate in the Company's discretionary contribution under the 401(k) Plan. Benefits under the Retirement Plan and both Supplemental Plans and the Company's discretionary 401(k) Plan contribution are forfeited if a participant's employment with the Company is terminated for any reason before the participant has five years of service.

     In the columns captioned "Group 1," the following table shows the estimated aggregate annual retirement benefits payable to participants in both the Retirement Plan and its companion Supplemental Plan. The columns captioned "Group 2" show the estimated aggregate annual retirement benefits payable to participants in the second Supplemental Plan and include the value of assumed annual discretionary 401(k) Plan contributions made by the Company on behalf of these participants. Amounts shown are annual benefits, payable as a straight life annuity beginning at normal retirement (age 65), at selected compensation levels after various years of service, and are not subject to reduction for Social Security benefits.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                     ---------------------------------------------------------------
                                           15 YRS.               20 YRS.           25 YRS. OR MORE
                                     -------------------   -------------------   -------------------
REMUNERATION                         GROUP 1    GROUP 2    GROUP 1    GROUP 2    GROUP 1    GROUP 2
------------                         --------   --------   --------   --------   --------   --------
$100,000...........................  $ 36,000   $ 24,000   $ 48,000   $ 32,000   $ 60,000   $ 40,000
 200,000...........................    72,000     48,000     96,000     64,000    120,000     80,000
 300,000...........................   108,000     72,000    144,000     96,000    180,000    120,000
 400,000...........................   144,000     96,000    192,000    128,000    240,000    160,000
 500,000...........................   180,000    120,000    240,000    160,000    300,000    200,000
 600,000...........................   216,000    144,000    288,000    192,000    360,000    240,000

     For those executives participating in a Supplemental Plan, aggregate retirement benefits are payable based upon, and the "Remuneration" column in the Pension Plan Table refers to, the executive's average annual compensation for the three highest consecutive years during the last ten years of employment with the

Company. Compensation includes all salary, incentive compensation, deferred compensation, grants of restricted stock, and grants of stock options to the extent that fair market value on the date of grant exceeds the option price. In the case of each executive officer named in the Summary Compensation Table who participates in a Supplemental Plan, covered compensation includes amounts listed as salary, bonus, and restricted stock awards (if any) in the Summary Compensation Table.

     Because he was hired after January 1, 1997, Mr. Day participates in the second Supplemental Plan and is eligible to participate in any discretionary contributions the Company makes to the 401(k) Plan. For purposes of his retirement benefits, Mr. Day has four years of credited service. Pursuant to his employment agreement with the Company, Mr. Day will be credited with 1.6 years of service for the twelve month period ending March 31, 2003 and for each full twelve month period of his employment thereafter, up to a maximum of 25 years of service. In addition, Mr. Day's employment agreement provides that he will be fully vested in the second Supplemental Plan if a change in control of the Company occurs, credits 1.6 years of service for each twelve month period during which Mr. Day receives severance benefits following a change in control and, if he is not then 55, calculates benefits under the Plan as if he were 55 years old.

     Mr. Dick participates in both the Retirement Plan and its companion Supplemental Plan and has 29 years of service for purposes of the Plans.

     Mr. Coley participates only in the Retirement Plan. Benefits under the Retirement Plan are payable based upon years of credited service and average annual compensation for the five highest consecutive years in the last ten years of employment. For purposes of the Retirement Plan, Mr. Coley's covered compensation includes amounts shown as salary, bonus, and restricted stock (if any) for him in the Summary Compensation Table, and he currently has 16 years of credited service under the Plan. Based upon his covered compensation for 2000, Mr. Coley's estimated annual benefit under the Retirement Plan at normal retirement age is $66,360, when stated as a straight life annuity amount.

     Mr. Robbins was a participant in both the Retirement Plan and its companion Supplemental Plan. Because he had only four years of service at the time he left the Company, Mr. Robbins received no retirement benefits under either Plan.

     Mr. McCollough participated in both the Retirement Plan and its companion Supplemental Plan and had 27 years of service when he retired in March 2001. Pursuant to an agreement with the Company relating to his retirement, Mr. McCollough will continue to receive his salary and car allowance for twelve months and will be entitled to coverage for himself and his spouse under the Company's health insurance plan, at the same cost as if he were still an employee of the Company, until he or she is eligible for Medicare or coverage through another employer. In addition, Mr. McCollough will receive a pro rata portion of any incentive compensation payment he would have earned had he remained an employee of the Company through the end of 2001, and the vesting and exercise periods of certain stock options previously granted to Mr. McCollough were extended until March 1, 2006.

REPORT OF THE COMPENSATION COMMITTEE

To the Stockholders of TBC Corporation:

     The Compensation Committee is providing this report to you to explain the Committee's responsibilities, the Company's compensation policies and practices with respect to its executives, and the 2000 compensation of the Company's Chief Executive Officer.

     Authority of the Committee. Pursuant to resolutions adopted by the Company's Board of Directors, the Compensation Committee of the Board of Directors has all the power and authority of the Board of Directors to fix the compensation of executive officers of the Company and to determine compensation guidelines for the entire Company. In addition, the Compensation Committee administers the Company's compensation and stock option plans other than its Retirement Plan and its 401(k) Savings Plan. In the case of the Company's executive officers, grants of stock options and restricted shares are made by the Company's Board of Directors, after considering any recommendations from the Committee.

     Executive Compensation Policies and Implementation. During 2000, the Company's executive compensation policies were based upon the recommendations made by independent consultants William M. Mercer, Incorporated ("Mercer") in their comprehensive executive compensation study (the "Mercer Study") which was approved by the Compensation Committee in 1996. The Company's pay philosophy is that the compensation of the Company's executives and key employees should be designed to promote achievement of the Company's business, financial, and stockholder return objectives; to align the interests of the Company's executives and key employees with those of stockholders; to provide pay that is externally competitive and internally equitable, which will allow TBC to attract, retain, and motivate the executives and key employees necessary to accomplish its business objectives; and to reward exceptional performance.

     To achieve this pay philosophy, the Mercer Study provided that direct compensation (salary, annual incentives, and long term incentives) should be targeted at or about the market median when all aspects of performance are at target levels; that the Committee should have the ability to pay in excess of median levels when personal performance exceeds targeted levels; that all executives and key employees should have both a short term and a long term stake in the Company's financial performance, as well as its stockholder performance; and that higher paid executives and employees should have a greater percentage of their total direct compensation delivered through incentive, stock-based and long term pay, as opposed to salary.

     The Committee has implemented the Company's pay philosophy by establishing compensation packages for the Company's executive officers which have annual salary, bonuses dependent upon Company performance, and long term, stock-based incentives as their key components. In addition, the Company's executive officers receive health, accident, and life insurance, retirement, and other personal benefits typically offered to executives by other public corporations.

     Employment Agreements and Salary. Historically, the Company has entered into employment agreements with its senior executive officers. At the beginning of 2000, the Company had employment agreements in place with Messrs. Day, McCollough, Dick, and Robbins. The agreements of Messrs. McCollough, Dick, and Robbins were substantially identical, and the term of each employment agreement was to expire on October 31, 2000. Because these executive employment agreements, as well as the form of employment agreement used by the Company for its chief executive officer, had been in place for years, the Committee asked the Company's outside counsel to review the agreements and to make recommendations for updating them.

     After reviewing the updates recommended by counsel, the Committee decided to amend and restate Mr. Day's employment agreement to incorporate various substantive changes, effective as of November 1, 2000. In addition, Mr. Dick's new employment agreement, effective as of October 31, 2000, reflects updates approved by the Committee for use in employment agreements with executive officers other than Mr. Day. See "Employment Contracts" and "Retirement Benefits; Certain Retirement Matters" for a description of these new agreements.

     The employment agreements in place with Messrs. Day and Dick fix their minimum annual salaries, subject to increase by the Compensation Committee. The Committee's practice has been to review the salaries provided for in the employment agreements of its senior executive officers, as well as the salaries of the Company's other officers, once a year. The recommendations of the Company's Chief Executive Officer as to the salaries of the Company's officers (other than himself) are solicited and discussed in connection with this annual salary review.

     When Mr. Day became Chief Executive Officer on October 1, 1999, the Compensation Committee approved an increase in his salary to $400,000 in view of his new and increased responsibilities. Mr. Day's salary remained at $400,000 throughout 2000.

     Incentive Plan Awards. As a result of the Mercer Study, the Compensation Committee adopted a new Management Incentive Compensation Plan (the "Incentive Plan") for the Company's executive officers and key employees. Participants in the Incentive Plan are designated annually. Under the Incentive Plan, the Committee establishes levels to which participants are assigned and a targeted incentive award (stated as a percentage of base salary) applicable to each level. The targeted incentive awards set by the Committee range from 50% of base salary (in the case of the Chief Executive Officer) to 5% of base salary.

     In the case of the Company's executive officers, incentive awards are payable based upon performance measures established by the Committee for each participant. The Committee approves a threshold, target, and maximum performance objective for each performance measure. No payment with respect to a performance measure is made if performance is below the threshold performance objective established for that performance measure. If the target performance objective is reached, the participant is entitled to receive 100% of the incentive award attributable to that performance measure. If the maximum performance objective is reached, the participant receives 200% of the award attributable to that performance measure. If the maximum performance objectives for all performance measures are reached, a participant will receive an incentive award equal to 200% of his or her targeted award.

     Under the Incentive Plan, no participant may receive more than 200% of his or her targeted incentive award. Awards are subject to reduction or cancellation by the Committee on the basis of a participant's individual performance or in the event of conduct by a participant detrimental to the Company. Awards are payable in cash.

     All of the Company's executive officers participated in the Incentive Plan in 2000. In accordance with the recommendations of the Mercer Study, the Committee established a targeted incentive award for Mr. Day of 50% of his base salary if the target objectives for all performance measures were achieved, the targeted incentive awards of Messrs. McCollough, Dick, and Robbins were set at 40% of base salary, and Mr. Coley's targeted incentive award was set at 37.5% of base salary.

     For 2000, the Committee established net sales and adjusted earnings before tax as performance measures applicable to Mr. Day. Based upon the Company's results, Mr. Day earned an award of $23,760 under the Incentive Plan for 2000.

     Stock Options. The Mercer Study also recommended that the Company implement an annual grant of options, with the number of shares granted to each employee being based upon a formula using a percentage of base salary on the date of grant and the Black-Scholes value of a hypothetical option on the last day of the month preceding the date of grant. The percentage of base salary varies from 15% to, in the case of the Company's Chief Executive Officer, 75%.

     In accordance with the Mercer Study and the Compensation Committee's recommendation, the Company's Board of Directors granted stock options to the Company's executive officers, including the five named executive officers, in January 2000. The grants were made under the Company's 1989 Stock Incentive Plan, and the number of shares subject to each option was determined using the formula set forth in the Mercer Study. Based upon that formula, Mr. Day received an option to purchase 81,726 shares of the Company's Common Stock at $5.75 per share (which was the closing price of the Company's Common Stock on the date of grant).

     Section 162(m) Limitations. Because of Section 162(m) of the Internal Revenue Code (which limits the Company's ability to deduct compensation in excess of $1.0 million paid to certain executive officers), the Incentive Plan contains provisions which require the Company to delay the payment of any portion of an incentive award which would not be deductible by the Company due to Section 162(m). The Incentive Plan requires that the Company pay any such delayed portion as promptly as possible after the Committee determines that the payment would then be deductible. Until it is paid, any portion so delayed bears interest at a rate per annum based upon the Standard & Poor's Corporate and Government Bond Yield Index.

     Given the Company's current compensation levels, except as indicated in the preceding paragraph, the Committee has not discussed the establishment of any policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m).

                                          THE COMPENSATION COMMITTEE
                                          Robert R. Schoeberl, Chairman
                                          Marvin E. Bruce
                                          Robert H. Dunlap
                                          Richard A. McStay

THE COMPANY'S CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

     The graph which follows compares the Company's cumulative total return to stockholders for the five year period ended December 31, 2000, with the cumulative total return of the Standard & Poor's SmallCap 600 Index and the Standard & Poor's Auto Parts After Market Stock Price Index for such five year period. The graph assumes that $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the two indexes and that dividends were reinvested.

                                                                                                           S & P AUTO PARTS &
                                                     TBC CORPORATION           S & P SMALL CAP 600              EQUIPMENT
                                                     ---------------           -------------------         ------------------
1995                                                     100.00                      100.00                      100.00
1996                                                      87.00                      121.00                      112.00
1997                                                     111.00                      152.00                      140.00
1998                                                      83.00                      150.00                      135.00
1999                                                      72.00                      169.00                      104.00
2000                                                      53.00                      189.00                       83.00

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The specific duties and responsibilities of the Audit Committee are set forth in its Charter, a copy of which is included as Appendix A to this Proxy Statement.

     The Company's management has the primary responsibility for the financial statements and the financial reporting practices of the Company, including the Company's systems of internal controls. The Company's independent accountants are responsible for examining the Company's financial statements.

     The Committee meets periodically with the Company's independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     During the year ended December 31, 2000, the Audit Committee met two times, and the Chairman of the Committee, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and its independent accountants prior to public release.

     As part of its oversight responsibilities, the Audit Committee obtained from the independent accountants a written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the accountants any relationships that may impact their objectivity.

     The Committee also reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management and with its independent accountants. In addition, the Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     Based upon such review and discussions, the Audit Committee approved the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE
                                          Charles A. Ledsinger, Jr., Chairman
                                          William J. McCarthy
                                          Richard A. McStay
                                          Donald Ratajczak
                                          Raymond E. Schultz

                     THE COMPANY'S INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001.

     PricewaterhouseCoopers LLP has served as the Company's independent accountants for more than twenty years. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company for the fiscal year ended December 31, 2000, by category of service, were as follows:

Audit Fees..................................................  $330,000
Financial Information Systems Design and Implementation
  Fees......................................................       -0-
All Other Fees..............................................  $630,000

     The Audit Committee of the Board of Directors considered whether the provision of nonaudit services by PricewaterhouseCoopers LLP during 2000 was compatible with maintaining that firm's independence and, based upon PricewaterhouseCoopers' written statement regarding these services and discussions with them, determined that such services did not compromise the accountants' independence.

     The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders to respond to questions and to make a statement if the representative desires to do so.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of December 31, 2000 with respect to the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each executive officer of the Company named in the Summary Compensation Table, all directors and executive officers of the Company as a group, and each other person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding shares.

     For purposes of this table, a person is considered to beneficially own any shares if the person, directly or indirectly, has (or has the right to acquire within 60 days after December 31, 2000) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. In the case of shares listed as being beneficially owned by an individual and a corporation, the individual may be deemed to share beneficial ownership of such shares, which are held of record by the corporation, because of the individual's relationship with the corporation. In the case of shares listed as being beneficially owned only by an individual, voting power and investment power are exercised solely by the named individual or are shared by such individual and his spouse or children. Individuals holding restricted shares may vote them and receive dividends, but may not dispose of the restricted shares until the applicable restriction period expires.

                                                                 NUMBER OF SHARES,
                                                                 INCLUDING OPTION
                                                               SHARES, BENEFICIALLY
                                                                    OWNED AS OF             PERCENT
NAME                                                             DECEMBER 31, 2000        OF CLASS(A)
----                                                         -------------------------    -----------
Marvin E. Bruce.............................................         1,635,521(b)             7.8%
Larry D. Coley..............................................            42,877(c)             (d)
Lawrence C. Day.............................................           175,692(e)             (d)
Kenneth P. Dick.............................................            64,119(f)             (d)
Robert H. Dunlap and Dunlap & Kyle Co., Inc.................            37,790(g)             (d)
Charles A. Ledsinger, Jr....................................             3,464(g)             (d)
William J. McCarthy.........................................               909(h)             (d)
Ronald E. McCollough........................................           100,272(i)             (d)
Richard A. McStay...........................................            23,830(g)             (d)
Donald Ratajczak............................................             5,909(j)             (d)
Barry D. Robbins............................................            88,367(k)             (d)
Robert R. Schoeberl.........................................            11,940(g)             (d)
Raymond E. Schultz..........................................            22,152(l)             (d)
Directors and Executive Officers as a Group (13 persons)....         2,212,842(m)            10.4
FMR Corp....................................................         2,115,000(n)            10.0
Dimensional Fund Advisors Inc...............................         1,784,980(o)             8.4
T. Rowe Price Associates, Inc...............................         1,529,000(p)             7.2
UBS AG......................................................         1,294,019(q)             6.1
Kestrel Investment Management Corporation...................           999,600(r)             4.7

---------------

(a) Percentages are calculated based upon the number of shares of Common Stock outstanding on December 31, 2000 plus the number of shares subject to outstanding options held by the named individual or group, as the case may be, and exercisable within 60 days thereafter.

(b) Includes 30,928 shares subject to outstanding options. Also includes 2,812 restricted shares granted to Mr. Bruce as a non-employee director. Shares subject to tandem options related to these restricted shares are not included because they were not exercisable on December 31, 2000 or within 60 days thereafter. Mr. Bruce's mailing address is: TBC Corporation, 4770 Hickory Hill Road, Memphis, Tennessee 38141.

(c) Includes 33,992 shares subject to outstanding options and 2,500 restricted shares.

(d) Represents less than one percent of the outstanding shares of Common Stock of the Company.

(e) Includes 24,166 restricted shares and 117,242 shares subject to outstanding options.

(f)  Includes 58,119 shares subject to outstanding options.

(g) Includes 2,812 restricted shares previously granted to the named non-employee director (but not the shares subject to the options granted in tandem with these restricted shares, since the options were not exercisable at December 31, 2000 or within 60 days thereafter).

(h) Represents restricted shares previously granted to Mr. McCarthy (but not shares subject to related tandem options which were not exercisable on December 31, 2000 or within 60 days thereafter).

(i)  Includes 80,931 shares subject to outstanding options.

(j) Includes 909 restricted shares previously granted to Dr. Ratajczak (but not shares subject to related tandem options which were not exercisable on December 31, 2000 or within 60 days thereafter).

(k)  Represents shares subject to outstanding options.

(l) Includes 2,152 restricted shares previously granted to Mr. Schultz (but not shares subject to related tandem options which were not exercisable on December 31, 2000 or within 60 days thereafter).

(m) Includes 409,579 shares subject to outstanding options and 44,696 restricted shares.

(n) As of December 31, 2000, Fidelity Low Priced Stock Fund (the "Fidelity Fund") owned 2,115,000 shares of the Company's Common Stock. FMR Corp.'s wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity Management"), acts as investment adviser to the Fidelity Fund with respect to these shares. Fidelity Management votes the shares under written guidelines established by the Fidelity Fund's Board of Trustees, which has sole power to vote or to direct the voting of the shares. FMR Corp., Fidelity Management, the Fidelity Fund, and FMR's controlling shareholders (collectively, "Fidelity") together have the sole power to dispose or to direct the disposition of these shares. Fidelity's address is 82 Devonshire Street, Boston, Massachusetts 02109.

(o) Dimensional Fund Advisors Inc. ("Dimensional"), furnishes investment advice to four registered investment companies and serves an investment manager to certain other commingled group trusts and separate accounts. As of December 31, 2000, these investment companies, trusts, and accounts (collectively, the "Funds") owned 1,784,980 shares of the Company's Common Stock. As the investment adviser and investment manager to the Funds, Dimensional possessed sole power to vote or direct the voting and to dispose or direct the disposition of these shares. For purposes of the reporting requirements of federal securities laws, Dimensional is deemed to be beneficial owner of these shares; however, Dimensional expressly disclaims beneficial ownership. Dimensional's address is 1299 Ocean Avenue, Santa Monica, California 90401.

(p) These shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. (the "Price Fund"), which owned 1,400,000 shares. T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment adviser with respect to these and other shares. The Price Fund had sole power to vote or to direct the voting of the 1,400,000 shares, and Price Associates had sole power to dispose or to direct the disposition of these shares. Price Associates also had sole power to dispose or to direct the disposition of an additional 129,000 shares and sole power to vote or to direct the voting of 48,000 of these shares. For purposes of the reporting requirements of federal securities laws, Price Associates is deemed to be a beneficial owner of the 1,529,000 shares; however, Price Associates expressly disclaims beneficial ownership. The business address of the two companies is 100 E. Pratt Street, Baltimore, Maryland 21202.

(q) UBS AG, a Swiss bank, and its indirect wholly-owned subsidiary, Brinson Partners, Inc. (collectively "UBS"), have sole voting power and shared dispositive power with respect to these shares which are owned by accounts managed on a discretionary basis by UBS. UBS disclaims beneficial ownership of these shares. The business address of UBS AG is Bahnhofstrasse 45, 8021 Zurich, Switzerland, and the business address of Brinson Partners, Inc. is 209 S. LaSalle Street, Chicago, Illinois 60604.

(r) As of December 31, 2000, Kestrel Investment Management Corporation, a registered investment adviser, and its two shareholders (collectively, "Kestrel") had sole power to dispose or to direct the disposition of 999,600 shares and sole power to vote or to direct the voting of 950,100 of these shares. The shares are owned by certain persons in which Kestrel Investment Management Corporation also holds an ownership interest. The address of Kestrel is 411 Borel Avenue, San Mateo, California 94402.

     The information set forth above concerning Fidelity, Dimensional, Price Associates, the Price Fund, UBS, and Kestrel is based upon filings made by them with the Securities and Exchange Commission. Each has represented that the shares of the Company's Common Stock which it is deemed to beneficially own were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities laws require the Company's directors and officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company's review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that all filing requirements applicable to its directors, officers, and greater than 10% stockholders were met on a timely basis with respect to its fiscal year ended December 31, 2000.

                   STOCKHOLDER NOMINATIONS AND OTHER MATTERS

     Pursuant to the Company's By-Laws, at any annual or special meeting of stockholders, only such business may be conducted as has been specified in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder who has given timely written notice to the Company's Secretary of the stockholder's intention to bring such business before the meeting. The By-Laws also provide that a person will be eligible for election as a director only if he or she is nominated by or at the direction of the Board of Directors, its Nominating Committee, or a stockholder who has given timely written notice to the Secretary of the Company of the stockholder's intention to nominate the individual for election as a director.

     To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting (or, if less than 90 days' notice or prior public disclosure of the date of the meeting is given, such notice must be given no later than the close of business on the 15th day following the date of mailing of the notice of meeting or the date such public disclosure was made, whichever is first).

     A stockholder's notice of intention to bring any matter before a meeting must contain a brief description of the business desired to be brought and certain information concerning the stockholder. Notice of intention to nominate any individual to serve as a director must contain certain information about the proposed nominee and about the stockholder who intends to make the nomination. The specific requirements of the notices are set forth in Article II, Section 7 of the By-Laws, a copy of which will be provided to any stockholder upon request.

     Since no notices were received from stockholders relating to any business or nominee to be brought before this year's Annual Meeting of Stockholders, only those nominees of the Board of Directors described in this Proxy Statement or otherwise nominated by or at the direction of the Board of Directors will be eligible for election as directors at this Annual Meeting. In addition, the only items of business which will be brought before the meeting will be such other business, if any, as the Board may hereafter direct. At the date of the mailing of this Proxy Statement, the Board of Directors knows of no other business that will be brought before the meeting, but it is intended that, as to any such other matter or business, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

                        2002 ANNUAL MEETING INFORMATION

     The 2002 Annual Meeting of Stockholders will be held on Wednesday, April 24, 2002. Under the rules of the Securities and Exchange Commission, in order to be included in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Company, at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention:
Secretary, on or before November 30, 2001. In addition, in accordance with
Article II, Section 7 of the Company's By-Laws, stockholders wishing to bring any matter before the 2002 Annual Meeting of Stockholders or to nominate any individual for election as a director at the 2002 Annual Meeting, must give written notice thereof to the Company during the period between January 25 and February 8, 2002 in order to be eligible for consideration at the 2002 Annual Meeting. See "Stockholder Nominations and Other Matters."

                                                                      APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
                                TBC CORPORATION

I. PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee should meet a least annually with management, the director of the internal auditing function, if any, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review the Company's annual financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. Establish an internal review function, review its internal reports to management, and management's response.

      4. Review with financial management and the independent accountants the Form 10-Q prior to its filing with the Securities and Exchange Commission or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

      5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

      6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  Financial Reporting Processes

      8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

      9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accountants and/or management.

  Process Improvement

     11. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  Ethical and Legal Compliance

     15. Establish, review and update periodically a code of ethical conduct and ensure that management has established a system to enforce this code.

     16. Review management's monitoring of the Company's compliance with the organization's code of ethical conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental entities, and the public satisfy legal requirements.

     17. Review activities, organizational structure, and qualifications of the internal audit function.

     18. Review with the Company's counsel legal compliance matters including corporate securities trading policies.

     19. Review with the Company's counsel any legal matter that could have a significant impact on the financial statements.

     20. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

  Reporting Responsibilities

     21. Regularly update the Board of Directors about Committee activities and make appropriate recommendations.

                                     PROXY

                                TBC CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned holder(s) of Common Stock of TBC Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Marvin E. Bruce and Lawrence C. Day, and each or either of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the Common Stock which the undersigned is(are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company's subsidiary, Tire Kingdom, Inc., 2001
N. Congress Avenue, Riviera Beach, Florida, on Wednesday, April 25, 2001, at 9:30 a.m., local time, and at any adjournment thereof.

A VOTE "FOR" PROPOSAL 1 AND GRANTING THE PROXIES DISCRETIONARY AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

-----------                                                          -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. Election of Directors.
   NOMINEES: (01) Charles A. Ledsinger, Jr., (02) William J. McCarthy, and (03) Raymond E. Schultz.

                     FOR                      WITHHELD
                    ALL [ ]                [ ] FROM ALL
                   NOMINEES                   NOMINEES

   [ ] ____________________________________________________________
   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

                                                   GRANT       WITHHOLD
                                                 AUTHORITY    AUTHORITY
2. In their discretion, the attorneys and           [ ]          [ ]
   proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.



   The undersigned acknowledges receipt of the Notice & Proxy Statement for the 2001 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2000.

   Stockholders should date this proxy and sign below exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.


Signature:______________Date:___________ Signature:_____________Date:___________